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                                  EXHIBIT 4.1
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                      THE PEOPLES BANCTRUST COMPANY, INC.
                            1992 STOCK OPTION PLAN

     The Peoples BancTrust Company, Inc. (the "Corporation") sets forth herein the terms of the 1992 Stock Option Plan (the "Plan") as follows:

     1.     PURPOSE OF THE PLAN.

     The Plan is intended to advance the interests of the Corporation by providing select key employees of the Corporation and its subsidiaries with the opportunity to purchase shares of Common Stock of the Corporation. By encouraging such stock ownership, the Corporation seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to key employees of the Corporation or any present or future parent or subsidiary of the Corporation to expend maximum effort for the growth and success of the business. It is intended that options issued pursuant to this Plan may constitute either ISOs or Non-lSOs as defined below.

     The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Corporation. The right of the Corporation to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

     2.     DEFINITIONS.

     As used herein, the following definitions shall apply.

            (a) "Bank" shall mean The Peoples Bank and Trust Company, an Alabama banking institution.

            (b) "Board" shall mean the Board of Directors of the Corporation or any Parent thereof.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Common Stock" shall mean the common stock, par value $1.00 per share, of the Corporation./1/

     Such par value to be $.10 per share if the proposed amendment to Article IV, Section 4.1 of the Corporation's Articles of Incorporation is approved at the 1992 Annual Meeting of the Shareholders.

            (e) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Corporation or any present or future Parent or Subsidiary of the Corporation. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its Parent, its Subsidiaries or a successor.

            (f) "Corporation" shall mean The Peoples BancTrust Company, Inc., an Alabama corporation, and any successor thereto.

            (g) "Disinterested Director" shall mean any member of the Board who is a "disinterested person" within the meaning of Rule 16b-3.

            (h) "Effective Date" shall mean the date specified in Paragraph 13 hereof.
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/1/ Such par value to be $.10 per share if the proposed amendment to Article IV,
Section 4.1 of the Corporations's Articles of Incorporation is approved at the 1992 Annual Meeting of the Shareholders.
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            (i)  "Employee" shall mean any person employed by the Corporation or any present or future Parent or Subsidiary of the Corporation.

            (j) "Option" shall mean an option, to purchase Shares, granted by the Disinterested Directors pursuant to this Plan, whether the option is an incentive stock option within the meaning of Section 422 of the Code (an "ISO"), or an option that does not so qualify (a "Non-lSO").

            (k) "Option Price" shall mean the price per Option Share at which an Option may be exercised.

            (l) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

            (m) "Optionee" shall mean any person who receives an Option pursuant to the Plan.

            (n) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

            (o)  "Plan" shall mean this 1992 Stock Option Plan.

            (p) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            (q) "Share" shall mean a share of Common Stock.

            (r) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and (g) of the Code.

     3.     SHARES SUBJECT TO THE PLAN.

     The aggregate number of Shares deliverable upon the exercise of Options pursuant to the Plan shall not exceed 50,000 Shares. Such Shares may either be authorized but unissued Shares or Shares held in treasury.

     If Options should expire, become unexercisable or be forfeited for any reason without having been exercised in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

     4.     ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Disinterested Directors who shall have discretionary authority (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form, content, terms, and conditions of Options to be granted under the Plan and to make other determinations necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Disinterested Directors shall be final and conclusive on all persons affected thereby.

     5.     ELIGIBILITY.

            (a) General Rule. In their sole discretion the Disinterested Directors may grant Options to Employees of the Corporation or any present or future Parent or Subsidiary. An Optionee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options. However, no Employee shall have a right to be granted an Option or, having received an option, the right to again be granted an Option.

            (b) Special Rules. The aggregate fair market value (determined in accordance with Paragraph 7 hereof), as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable

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for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Corporation or any present or future Parent or Subsidiary of the Corporation) shall not exceed $100,000. Notwithstanding the prior provisions of this Paragraph, the Disinterested Directors may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Non-ISOs, as defined in Section 422 of the Code, pursuant to Section 422(d) of the Code.

     6.     TERM OF PLAN; TERM OF OPTIONS.

            (a) Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 16 hereof. No Option shall be granted under the Plan after ten (10) years from the Effective Date. Options may be granted prior to approval of the Plan by stockholders of the Corporation, if the exercise of such Options is subject to such stockholder approval.

            (b) Options. The term of each Option granted under the Plan shall be established by the Disinterested Directors, but shall not exceed ten (10) years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time the Option is granted, the term of an ISO shall not exceed five (5) years.

     7.     OPTION PRICE.

            (a) General. The Option Price as to any particular ISO granted under the Plan shall not be less than the fair market value of the Optioned Shares on the date of grant. The Option Price as to any particular Non-ISO granted under the Plan shall be determined by the Disinterested Directors on the date of grant, but in no event shall be less than the par value of the Common Stock on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Corporation's outstanding Shares at the time an ISO is granted, the Option Price shall not be less than 110% of the fair market value of the Optioned Shares at the time the ISO is granted.

            (b) Determination of Option Price For ISOs. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an ISO, then the Option Price per Share shall be not less than the mean between the bid and asked price on the date the ISO is granted or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Option Price per Share as to any particular ISO shall be determined by the Disinterested Directors, in which event the Option Price determined by the Disinterested Directors shall be conclusive. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) at the time of granting an ISO, then the Option Price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Option is granted or if there were no sales on said date, then the Option Price shall be not less than the mean between the bid and asked price on such date. In no event shall the foregoing provisions of this subparagraph 7(b) affect, or affect the determination of, the Option Price for a Non-ISO.

            (c) Reissuance of Options. Notwithstanding anything herein to the contrary, the Disinterested Directors shall have the authority to cancel outstanding Options with the consent of the Optionee and to grant new Options at a lower Option Price equal to the then fair market value per share of Common Stock in the event that the fair market value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the Option Price of such Options.

     8.     EXERCISE OF OPTION.

            (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee by the Disinterested Directors. An Option may not be exercised for a fractional Share.

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     An Optionee may exercise Options granted pursuant to the Plan, subject to provisions relative to its termination and limitations on its exercise, only by
(1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Corporation (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the President of the Corporation at the Corporation's executive offices. Common Stock utilized in full or partial payment of the Option Price shall be valued at its fair market value at the date of exercise.

            (b) Exercise During Employment or Following Death or Disability. Except as may be otherwise specifically provided for by the terms of an Option as may be authorized by the Disinterested Directors at the time of a grant, the following requirements for exercise of an Option shall apply:

                 (1) An Option may be exercised by an Optionee only while he is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Option; subject, however, to the exceptions set forth in subparagraphs (b)(2), (3) and (4) hereof.

                 (2) In the event of the termination of the employment of an Optionee, the Optionee may exercise an Option to the extent exercisable at the date of termination of the Optionee's employment, within a period of up to three months thereafter (but not later than the date on which the Option would otherwise expire); provided, however, that if the termination of employment is (i) voluntary on the part of the Employee and, prior to the date of such termination, the Disinterested Directors do not authorize the Optionee to exercise the Option within a period of up to three (3) months thereafter (but not later than the date on which the Option would otherwise expire), or (ii) for just cause (as defined in the Option), then the Optionee's right to exercise any such option shall expire on the date of such termination.

                 (3) In the event of the death of an Optionee, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Optionee may be exercised within one year from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by the laws of descent and distribution.

                 (4) In the event of the Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code) of an Optionee, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his Permanent and Total Disability, such Option may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

     Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Disinterested Directors, such Option shall become immediately exercisable upon death or Permanent and Total Disability, as defined herein, of the Optionee.

     The Disinterested Directors' determination as to whether an Optionee's Continuous Employment has ceased, and the effective date thereof shall be final and conclusive with respect to all persons affected thereby.

            (c) Notwithstanding anything herein to the contrary, in no event shall any Option granted pursuant to the Plan be exercisable for six months from the date of grant, except in the event of the death, retirement or Permanent and Total Disability of the Optionee.

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     9.     CHANGE IN CONTROL

     Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Disinterested Directors, such Option shall become immediately exercisable in the event of a change in control or offer to effect a change in control. At such time, the Optionee shall, at the discretion of the Disinterested Directors, be entitled to receive cash in an amount equal to the excess of the fair market value of the Common Stock (determined in accordance with Paragraph 7 hereof) subject to such Option over the Option Price of such shares, in exchange for the surrender of such Options by the Optionee. For purposes of this Paragraph, "change in control" shall mean the acquisition of the beneficial ownership (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of
1934) of 25% or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; and "offer" shall refer to every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request of invitation for tenders of, the voting securities of the Corporation for value; provided, however, that for the purposes hereof no change in control or offer to effect a change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 25% or more of the voting securities of the Corporation, the full Board shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Disinterested Directors as to whether a change in control, or offer to effect a change in control, has occurred shall be conclusive and binding.

     10.    NON-TRANSFERABILITY OF OPTIONS.

     Options granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.    EFFECT OF CHANGE IN COMMON SHARES SUBJECT TO THE PLAN.

     In the event that each of the outstanding Shares of Common stock (other than Shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of capital stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), then there shall be substituted for each Share of Common Stock then under Option or available for Option the number and kind of shares of capital stock into which each outstanding Share of Common Stock (other than Shares held by dissenting stockholders) shall be so changed or for which each such Share shall be so exchanged, together with an appropriate adjustment of the Option Price.

     In the event there shall be any change in the number of, or kind of, issued shares of Common Stock, or of any capital stock; or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Disinterested Directors shall, in their sole discretion, determine that such change equitably requires an adjustment in the number, or kind, or Option Price of Shares then subject to an Option or available for Option, such adjustment shall be made by the Disinterested Directors and shall be effective and binding for all purposes of the Plan

     If the Corporation dissolves or is liquidated, or if the Corporation is not the surviving or resulting entity in a merger or consolidation, every Option outstanding hereunder shall terminate, except that the surviving or resulting entity may, in its sole discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise. The Disinterested Directors may, in their sole discretion, accelerate the exercisability of Options in contemplation of such action, but only to the extent permitted by state and federal law, and, with respect to ISOs, only to the extent permissible under Section 422 of the Code.

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     12.    TIME OF GRANTING OPTIONS.

     The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Disinterested Directors make the determination of granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

     13.    EFFECTIVE DATE.

     The Effective Date of the Plan shall be January 1, 1992. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated under Paragraph 16 hereof.

     14.    APPROVAL BY STOCKHOLDERS.

     The Plan shall be approved by stockholders of the Corporation within twelve
(12) months before or after the Effective Date.

     15.    MODIFICATION, EXTENSION OR RENEWAL OF OPTIONS.

     At any time, and from time to time, the Disinterested Directors may execute an instrument providing for the modification, extension or renewal of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     16.    AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided, however, that any amendment of the Plan shall be approved by stockholders to the extent that stockholder approval is necessary.

     No amendment, suspension or termination of the Plan shall without the consent of any affected Optionee, alter or impair any rights or obligations under any Option therefore granted to such Optionee under the Plan.

     17.    CONDITIONS UPON ISSUANCE OF SHARES.

            (a) Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of federal and state law.

            (b) The inability of the Corporation to obtain approval from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

            (c) In their sole discretion, the Disinterested Directors may provide in any Option granted hereunder that all or some of the Shares purchased upon exercise of the Option are subject to such restrictions as the Disinterested Directors may deem appropriate, including without limitation, a minimum holding period, a right or rights of first refusal, or a combination of a minimum holding period and a right or rights of first refusal.

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     18.    RESERVATION OF SHARES.

     The Corporation, during the term of the Plan, shall reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     19.    WITHHOLDING TAX.

     The Corporation's obligation to deliver shares of Common Stock upon exercise of Options, in whole or in part, shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Disinterested Directors, in their sole discretion, may permit the Optionee to satisfy the obligation, in whole or in part, by irrevocably electing to have the Corporation withhold shares of Common Stock, or to deliver to the Corporation shares of Common Stock that he already owns, having a value equal to the amount required to be withheld. The value of shares to be withheld, or delivered to the Corporation, shall be based on the fair market value of the shares, as determined in accordance with procedures to be established by the Disinterested Directors, on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The Optionee's election to have shares withheld, or delivered to the Corporation, for this purpose shall be subject to the following restrictions:

            (a) The election must be made prior to the Tax Date.

            (b) The election must be irrevocable.

            (c) The election will be subject to the disapproval of the Disinterested Directors.

            (d) If an optionee is a person whose transactions in stock of the Corporation are subject to Section 16(b) of the Securities Exchange Act of 1934 and the Plan is then intended to qualify under Rule 16b-3, such election may not be made within six months of the date the Option is granted and must be made during the period beginning on the third business day and ending on the twelfth business day that follows the release of the Corporation's quarterly or annual summary statement of sales and earnings.

     20.    GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of Alabama, except to the extent preempted by federal law. The Plan is intended to comply with Rule 16b-3. Any provision inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

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